Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ligand Pharmaceuticals Incorporated

San Diego, California

We hereby consent to incorporation by reference in the Prospectus constituting a part of this Form S-3 Registration Statement of our reports dated February 28, 2008, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of Ligand Pharmaceuticals Incorporated appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

San Diego, California

June 8, 2009